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                                                                    EXHIBIT 11
                                ARMCO INC.
                 COMPUTATION OF INCOME (LOSS) PER SHARE
                                 (Unaudited)
(Dollars and shares in millions
except per share amounts)

                                          Three Months Ended  Six Months Ended
PRIMARY                                        June 30,           June 30,
                                           ---------------     ---------------
                                            1994     1993       1994     1993
                                           ------   ------     ------   ------
Net income (loss) applicable to common
 stock (After preferred dividends of
 $4.4 for the three months ended June 30,
 1994 and 1993; and $8.9 for the six
 months ended June 30, 1994 and 1993):
  Income (loss) from continuing operations $65.5   $ (5.8)    $ 33.8  $ (31.4)
  Income from discontinued operations         -      10.1         -       9.2
- ------------------------------------------------------------------------------
Income (loss) before cumulative effect
 of accounting changes                      65.5      4.3       33.8    (22.2)
Cumulative effect of changes in
 accounting for certain postretirement and
 postemployment benefits and income taxes     -        -          -    (307.5)
- ------------------------------------------------------------------------------
  Net income (loss)                       $ 65.5   $  4.3     $ 33.8  $(329.7)
- ------------------------------------------------------------------------------
Weighted average number of common shares   104.5    103.9      104.3    103.7
Weighted average number of common
 equivalent shares                           0.1      0.3        0.1       -
- ------------------------------------------------------------------------------
Average common shares outstanding as
 adjusted                                  104.6    104.2      104.4    103.7
- ------------------------------------------------------------------------------
Income (loss) per share:
  Income (loss) from continuing operations $0.63   $(0.06)    $ 0.32   $(0.30)
  Income from discontinued operations         -      0.10         -      0.09
- ------------------------------------------------------------------------------
Income (loss) before cumulative effect
 of accounting changes                      0.63     0.04       0.32    (0.21)
Cumulative effect of changes in
 accounting for certain postretirement and
 postemployment benefits and income taxes     -        -          -     (2.97)
- ------------------------------------------------------------------------------
  Net income (loss) per share             $ 0.63   $ 0.04     $ 0.32   $(3.18)
- ------------------------------------------------------------------------------
FULLY DILUTED*
Net income (loss) applicable to common
 stock(After preferred dividends of $8.9
 for the six months ended June 30, 1993):
  Income (loss) from continuing operations $69.9   $ (1.4)   $ 42.7  $  (31.4)
  Income from discontinued operations         -      10.1        -        9.2
- ------------------------------------------------------------------------------
Income (loss) before cumulative effect
 of accounting changes                      69.9      8.7      42.7     (22.2)
Cumulative effect of changes in
 accounting for certain postretirement
 and postemployment benefits and
 income taxes                                 -        -         -     (307.5)
- ------------------------------------------------------------------------------
  Net income (loss)                       $ 69.9   $  8.7    $ 42.7   $(329.7)
- ------------------------------------------------------------------------------
Weighted average number of common shares   104.5    103.9     104.3     103.7
Weighted average number of common
  equivalent shares                          0.1      0.3       0.1       **
Weighted average number of preferred
  shares on an "if converted" basis         22.7     22.7      22.7       **
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Average common shares outstanding
  as adjusted                              127.3    126.9     127.1     103.7
- ------------------------------------------------------------------------------
Income (loss) per share:
  Income (loss) from continuing
   operations                            $  0.55  $ (0.01)  $  0.34   $ (0.30)
  Income from discontinued operations         -      0.08        -       0.09
- ------------------------------------------------------------------------------
Income (loss) before cumulative
 effect of accounting changes            $  0.55     0.07      0.34     (0.21)
Cumulative effect of changes in
 accounting for postretirement
 and postemployment benefits and
 income taxes                                 -        -         -      (2.97)
- ------------------------------------------------------------------------------
  Net income (loss) per share            $  0.55  $  0.07   $  0.34   $ (3.18)
- ------------------------------------------------------------------------------
Shares of stock outstanding at June 30
  Common                                                      104.6     103.9
  Preferred - $2.10 Class A                                     1.7       1.7
  Preferred - $3.625 Class A                                    2.7       2.7
  Preferred - $4.50 Class B                                     1.0       1.0

* Calculation of fully diluted loss per share for all periods except the three months ended June 30, 1994 is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083, although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an antidilutive result, or is not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
**  Antidilutive
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